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As filed with the Securities and Exchange Commission on November 12, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WALTER ENERGY, INC.
and other Registrants
(See Table of Additional Registrants below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3429953 (I.R.S. Employer Identification Number)

3000 Riverchase Galleria, Suite 1700,
Birmingham, Alabama 35244
(205) 745-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Earl H. Doppelt, Esq.
Walter Energy, Inc.
3000 Riverchase Galleria, Suite 1700,
Birmingham, Alabama 35244
(205) 745-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)

Common Stock

Preferred Stock

Debt Securities(4)(5)

Guarantees of Debt Securities(5)

Warrants(6)

Depositary Shares(7)

Stock Purchase Contracts

Units(8)

Total	$2,500,000,000	100%	$2,500,000,000	$290,500.00

(1)
Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices with an aggregate initial offering price not to exceed $2,500,000,000.

(2)
Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these securities.

(3)
The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), and reflects the maximum aggregate offering price of securities that may be issued.

(4)
Debt securities may be issued at an original issue discount or at a premium.

(5)
Debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under "Table of Additional Registrants." No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

(6)
The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.

(7)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

(8)
Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

             The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Additional Registrant's Principal Executive Offices
Atlantic Development and Capital, LLC	Delaware	20-1408121	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Atlantic Leaseco, LLC	Delaware	20-2725308	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
J.W. Walter, Inc.	Delaware	59-1930648	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Maple Coal Co., LLC	Delaware	20-3036791	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Black Warrior Basin LLC	Delaware	27-2715973	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Coke, Inc.	Delaware	13-3429791	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Energy Holdings, LLC	Delaware	45-1211596	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Exploration & Production LLC	Delaware	27-2715786	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Land Company	Delaware	59-1307709	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Minerals, Inc.	Delaware	13-3429714	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Natural Gas, LLC	Delaware	27-2441198	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Blue Creek Coal Sales, Inc.	Alabama	63-1286986	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Jim Walter Resources, Inc.	Alabama	59-2981186	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Taft Coal Sales & Associates, Inc.	Alabama	63-1118731	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Tuscaloosa Resources, Inc.	Alabama	63-1144869	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 12, 2014

PROSPECTUS

Walter Energy, Inc.

$2,500,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Units

Subsidiary Guarantors
Guarantees of Debt Securities

        From time to time, we may offer any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

        This prospectus provides a general description of these securities. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "WLT". Unless stated otherwise in a prospectus supplement accompanying this prospectus, the securities offered hereby will not be listed on a national securities exchange.

        Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under "Risk Factors" in our most recent annual report on Form 10-K (as it may be updated in our subsequent quarterly reports on Form 10-Q) filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014

        You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, at any time and from time to time, sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock and/or debt securities and units under this prospectus in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under "Where You Can Find More Information" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information."

        Except as otherwise identified, references in this prospectus to the "Company," "we," "us" and "our" refer to Walter Energy, Inc. and its subsidiaries.

        Trademarks and servicemarks in this prospectus and in any accompanying prospectus supplement are the property of, or licensed by, us or our subsidiaries.

        References herein to "$," "dollars" and "U.S. dollars" are to United States dollars.

 WHERE YOU CAN FIND MORE INFORMATION

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov or at our website at www.walterenergy.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus or contained in documents that we have filed earlier with the SEC.

        We incorporate by reference into this prospectus the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 001-13711:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 10, 2014, March 18, 2014, March 19, 2014, March 20, 2014, April 1, 2014, April 14, 2014, April 15, 2014, April 25, 2014, April 28, 2014, April 29, 2014, April 30, 2014, May 12, 2014, May 23, 2014, June 2, 2014, July 8, 2014 (two filings), July 11, 2014, July 14, 2014, July 24, 2014, August 11, 2014 and September 22, 2014 (excluding information furnished under Items 2.02 and 7.01 of Form 8-K); and

  •
  The description of our common stock on Form 8-A filed with the SEC on December 15, 1997, as amended or supplemented from time to time.

        These documents contain important information about our business and our financial performance.

        We also incorporate by reference into this prospectus any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 001-13711. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus. Unless specifically stated in a prospectus supplement, we are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

        You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Walter Energy, Inc.
3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama, 35244
Attention: Earl H. Doppelt, Executive Vice President, General Counsel and Secretary
Telephone: (205) 745-2000

FORWARD-LOOKING STATEMENTS

        This prospectus includes statements of our expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should" and similar terms and phrases, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

  •
  Unfavorable economic, financial and business conditions;

  •
  A substantial or extended decline in pricing, demand, and other factors beyond our control;

  •
  Failure of our customers to honor or renew contracts;

  •
  Our ability to collect payments from our customers;

  •
  Inherent difficulties and challenges in coal mining that are beyond our control;

  •
  Title defects preventing us from (or resulting in additional costs for) mining our mineral interests;

  •
  Concentration of our mining operations in a limited number of areas;

  •
  A significant reduction of or loss of purchases by our largest customers;

  •
  Unavailability or uneconomical transportation for our coal;

  •
  Significant competition and foreign currency fluctuation;

  •
  Significant cost increases and fluctuations, and delay in the delivery of raw materials, mining equipment and purchased components;

  •
  Work stoppages, labor shortages and other labor relations matters within our operations and those of our suppliers and customers;

  •
  Our ability to hire and retain a skilled labor force;

  •
  Our obligations surrounding reclamation and mine closure;

  •
  Inaccuracies in our estimates of coal reserves;

  •
  Our ability to develop or acquire coal reserves in an economically feasible manner;

  •
  Challenges to our licenses, permits and other authorizations;

  •
  Failure to meet project development and expansion targets;

  •
  Challenges associated with operating in foreign jurisdictions;

  •
  Challenges associated with environmental, health and safety laws and regulations;

  •
  Regulatory requirements associated with federal, state and provincial regulatory agencies, and their authority to order temporary or permanent closure of our mines;

v

  •
  Increased focus by regulatory authorities on the effects of surface coal mining on the environment;

  •
  Climate change concerns;

  •
  Our operations' impact on the environment;

  •
  Our indebtedness;

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  Our ability to generate cash for our financial obligations, to refinance our indebtedness or to obtain additional financing;

  •
  Our ability to incur additional indebtedness;

  •
  Restrictions in our existing and future debt agreements;

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  Events beyond our control may result in an event of default under one or more of our debt instruments;

  •
  Downgrades in our credit ratings;

  •
  Failure to obtain or renew surety bonds on acceptable terms could affect our ability to secure reclamation and coal lease obligations;

  •
  Costs associated with our pension and benefits, including post-retirement benefits;

  •
  Costs associated with our workers' compensation and certain medical and disability benefits;

  •
  Adverse rulings in current or future litigation;

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  Our ability to attract and retain key personnel;

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  Our ability to identify or integrate suitable acquisition candidates to promote growth;

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  Volatility in the price of our common stock;

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  Our ability to pay regular dividends to stockholders;

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  Our exposure to indemnification obligations;

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  Potential terrorist attacks and threats and escalation of military activity in response to such attacks;

  •
  Potential cyber-attacks or other security breaches; and

  •
  Other factors, including the other factors discussed in Part I, Item 1A, "Risk Factors," in our Annual Report filed on Form 10-K for the year ended December 31, 2013 and as updated by any subsequent Form 10-Ks, Form10-Qs or other documents that we file with the SEC.

        We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

        We are a leading producer and exporter of metallurgical coal for the global steel industry from underground and surface mines with mineral reserves located in the United States, Canada and the United Kingdom. We also extract, process, market and/or possess mineral reserves of thermal coal and anthracite coal, as well as produce metallurgical coke and coal bed methane gas.

        Our principal executive offices are located at 3000 Riverchase Galleria, Suite 1700, Birmingham, Alabama 35244, and our telephone number at that address is (205) 745-2000. Our website address is www.walterenergy.com. The information on or accessible through our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

        Our business is subject to uncertainties and risks and an investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risk factors incorporated by reference, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially and adversely affected by any of these risks. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock and debt securities issued by us. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratios of earnings to fixed charges for the nine months ended September 30, 2014 and for each of the five most recent fiscal years ended on December 31:

	Nine Months Ended September 30, 2014	Years Ended December 31,
		2013(2)	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	n/a	n/a	n/a	5.51	26.36	8.68

(1)
For the years ended December 31, 2013 and 2012, earnings were insufficient to cover fixed charges by approximately $402.5 million and $1,172.4 million, respectively. For the nine months ended September 30, 2014 earnings were insufficient to cover fixed charges by approximately $418.2 million.

(2)
During the second quarter ended June 30, 2014, the Company corrected the classification of accelerated amortization of debt issuance costs that were recognized upon the extinguishment or partial extinguishment of debt during 2013 to present these amounts as a component of the gain or loss on extinguishment of debt. This reclassification reduced interest expense for the year ended December 31, 2013 by $11.2 million.

 DESCRIPTION OF CAPITAL STOCK

General

        The following is a description of our capital stock. This description is not complete, and we qualify this description by referring to our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and our Amended and Restated By-Laws (the "By-Laws"), both of which we incorporate by reference in this prospectus, and to the laws of the State of Delaware.

        Our Certificate of Incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

        As of the close of business on September 30, 2014, we had approximately 68,087,113 shares of common stock outstanding, no shares of common stock held as treasury stock, and no shares of preferred stock issued or outstanding.

Common Stock

        Voting Rights.    Each holder of our common stock is entitled to one vote per share held of record on all matters as to which stockholders are entitled to vote. There are no cumulative voting rights in the election of directors. The quorum required at any stockholders' meeting for consideration of any matter is a majority of the issued and outstanding shares of our common stock, represented in person or by proxy. Generally, except under certain circumstances with respect to the election of directors, as specified in our By-Laws, matters submitted to a meeting of stockholders will be decided by the vote of the holders of record of a majority of the issued and outstanding shares of our common stock present at such meeting, represented in person or by proxy.

        Dividend Rights.    Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of our Certificate of Incorporation.

        Rights Upon Liquidation.    In the event of any liquidation, dissolution or winding up, the holders of our common stock are entitled, after payment of all of our obligations, and subject to the rights of holders of shares of any outstanding preferred stock, to receive pro rata any assets distributable to stockholders in respect of shares held by them.

        Miscellaneous.    All of the outstanding shares of our common stock are fully paid and non-assessable. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund.

        Listing.    Our common stock is listed on the NYSE under the symbol "WLT."

        Common Stock Available for Issuance Under Stock Plans.    As of September 30, 2014, we had outstanding options under our stock plans to purchase an aggregate of approximately 1.3 million shares of our common stock (with options relating to approximately 0.5 million shares of common stock currently exercisable). As of September 30, 2014, we had approximately 0.6 million unvested restricted stock units outstanding. In addition, as of September 30, 2014, we had approximately 0.2 million shares of performance units outstanding. As of that date, we had approximately 0.7 million shares of common stock reserved for issuance under our Employee Stock Purchase Plan and approximately 4.0 million shares of common stock reserved for issuance under our 2014 Long-Term Incentive Plan.

        Certain Effects of Authorized but Unissued Capital Stock.    As of September 30, 2014, we had approximately 131.9 million shares of common stock available for future issuance. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

        The existence of unissued and unreserved shares of common stock may enable our board of directors to issue shares to persons friendly to current management. In addition, if we issue preferred stock, such an issuance could render more difficult or discourage a third party's attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management, and could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

        Rights Agreement.    We entered into a rights agreement on April 24, 2009. This rights agreement expired on April 23, 2012.

        Transfer Agent.    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

        Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The holders of our preferred stock do not have the right to vote, except as our board of directors establishes, or as provided in our Certificate of Incorporation or as determined by state law.

        The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our Certificate of Incorporation, our By-Laws and the laws of the State of Delaware. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights, if any.

Effects on Our Common Stock if We Issue Preferred Stock

        If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include the following:

  •
  diluting the voting power of shares of our common stock;

  •
  affecting the market price of our common stock;

  •
  delaying or preventing a change in control of Walter Energy;

  •
  making removal of our present management more difficult; or

  •
  restricting dividends and other distributions on our common stock.

Certain Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

        The provisions of our Certificate of Incorporation and Bylaws and Delaware law that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Certificate of Incorporation and By-Laws

        Constitution of Board of Directors.    Our By-Laws provide that the board of directors must consist of not less than 5 and not more than 13 directors.

        Removal of Directors; Vacancies; Newly Created Directorships.    Our By-Laws provide that directors may be removed in accordance with applicable law. Pursuant to the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote on an election of directors. Any vacancies on our board of directors or newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by our stockholders.

        Calling of Special Meetings of Stockholders.    Our By-Laws provide that special meetings of stockholders can be called only by the chairman of the board of directors, or by the chairman of the board of directors or our secretary if directed by a majority of the entire board.

        Advance Notice Requirements for Stockholder Proposals and Director Nomination.    Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to propose other business to be considered by the stockholders at an annual meeting of stockholders or seeking to nominate candidates for election as directors at a special meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary at the principal executive offices of the Company. Generally, to be timely, a stockholder's notice regarding the nomination of candidates for election of directors or the proposal of other business to be considered by the stockholders at an annual meeting of stockholders must be delivered to the corporate secretary not less than ninety days nor more than one hundred and ten days prior to the first anniversary date of the preceding year's annual meeting. If the date of the annual meeting is advanced by more than twenty days, or delayed by more than ninety days, from the anniversary date, the stockholder's notice will be timely if it is delivered not earlier than the one hundred and tenth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of such meeting is first made. Generally, to be timely, a stockholder's notice regarding the nomination of candidates for election of directors at a special meeting of stockholders must be delivered to the corporate secretary not earlier than the one hundred and tenth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Our By-Laws also specify requirements as to the form and content of a stockholder's notice.

        Amendment.    Pursuant to the Delaware General Corporation Law, our Certificate of Incorporation may generally be amended by the adoption of a resolution by our board of directors setting forth the proposed amendment, declaring its advisability and submitting the proposed amendment for approval by the affirmative vote of the holders of a majority of the voting power of the outstanding stock. Our By-Laws may generally be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock. All of the provisions of our By-Laws may also be amended by the board of directors by vote of a majority of the whole board, subject to the right of the stockholders to alter or repeal such amendments of the By-Laws adopted by the board of directors as described above.

        Limitation of Liability; Indemnification.    Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided under the Delaware General Corporation Law. The effect of these provisions is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director except in certain limited situations. These provisions do not limit or eliminate rights of us or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care.

        Our Certificate of Incorporation and our By-Laws provide that, to the fullest extent permitted by applicable law, we shall indemnify any current or former director, officer, employee or agent and such director's, officer's, employee's or agent's heirs, executors and administrators against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the

Company, or otherwise, to which such person was or is a party or is threatened to be made a party by reason of such person's current or former position with the Company or by reason of the fact that such person is or was serving, at our request, as a director, officer, partner, trustee, employee or agent of us or of another corporation, partnership, joint venture, trust or other enterprise. In addition, our Certificate of Incorporation and our By-Laws provide that the Company shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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  the corporation has elected in the Certificate of Incorporation not to be governed by Section 203, which we have not done;

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  prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at the time of or after the person became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        The term "business combination" is defined generally to include, among other things, mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries, transactions which increase an interested stockholder's percentage ownership of stock and the receipt by an interested stockholder of a disproportionate financial benefit provided by or through the corporation or its majority-owned subsidiaries.

        The term "interested stockholder" is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

        Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will constitute a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. The indenture governing debt securities is filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities we offer will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount", or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

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  The title of the series of debt securities;

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  The price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  Any limit on the aggregate principal amount of the series of debt securities;

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  Whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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  Whether securities issued by us will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

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  The terms and conditions, if any, upon which the series of debt securities shall be converted into or exchanged for other securities;

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  Whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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  The maturity date(s);

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  The rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  The manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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  The place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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  Provisions related to redemption or early repayment of the debt securities at our option;

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  Our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  The authorized denominations;

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  The form of the debt securities and whether the debt securities will be issued in definitive registered form or, in whole or in part, in a global form;

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  Any depositaries, interest rate calculation agents, exchange rate calculation agents, paying agents or other agents with respect to the debt securities;

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  Any changes in the trustee for such debt securities;

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  The portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  Any changes in or additions to the covenants applicable to the particular debt securities being issued;

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  Additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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  The currency of denomination of the debt securities;

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  The designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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  If payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  The securities exchange(s) on which the debt securities will be listed, if any;

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  Additions to or changes in the provisions relating to covenant defeasance and legal defeasance;

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  Additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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  Additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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  Any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

        The applicable prospectus supplement will discuss certain U.S. federal income tax considerations for holders of any debt securities, if any, and the securities exchange or quotation system on which any debt securities are to be listed or quoted, if any.

        We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Guarantees

        Certain of our domestic subsidiaries named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may, jointly and/or severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent, to the extent possible, the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred or guaranteed by the guarantors.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  The conversion or exchange price;

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  The conversion or exchange period;

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  Provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  Events requiring adjustment to the conversion or exchange price; and

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  Provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or lease, transfer or otherwise dispose of all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing entity or (2) the successor person to which our assets are transferred is a corporation, trust, limited liability company, partnership or other entity organized under the laws of any domestic or foreign jurisdiction and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The term "Event of Default," when used in the indenture with respect to any series of debt securities, unless otherwise indicated, means any of the following:

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  Failure to pay interest for 30 days after the date payment is due and payable;

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  Failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  Failure to make sinking fund payments, if any, when due in respect of that series;

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  Failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

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  Certain events in bankruptcy, insolvency or reorganization relating to us; or

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  Any other Event of Default provided in the applicable officers' certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

        If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series, by notice in writing to the company, or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing to the company and the trustee may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

        If an Event of Default relating to certain events in our bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  The holder has previously given to the trustee written notice of default and continuance of such default;

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  The holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

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  The requesting holders have offered the trustee security or indemnity satisfactory to it against any expenses and liabilities that may be incurred by bringing the action;

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  The trustee has not instituted the action within 60 days of the request; and

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  The trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, we will be required to notify the trustee in writing upon the occurrence of any such default.

Transfer and Exchange

        Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the subheading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make (or cause the paying agent to make) payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee in writing. We expect that such written instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents, and the rights of the trustee). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations, or a combination thereof, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have paid any amounts due under the indenture to the trustee and we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  We may omit to comply with the covenant described under the heading "Consolidation, Merger or Sale" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  Any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  Depositing with the trustee money and/or U.S. government obligations, or a combination thereof, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  Delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

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  Secure any debt securities and provide the terms and conditions for the release or substitution of the security;

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  Provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  Evidence the assumption by a successor person of our obligations;

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  Add covenants for the protection of the holders of debt securities;

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  Add any additional Events of Default;

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  Cure any ambiguity or correct any inconsistency or defect in the indenture;

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  Add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  Establish the forms or terms of debt securities of any series;

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  Comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

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  Evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  Add an additional Guarantor or obligor;

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  Conform any provision of the indenture, the securities of any series or any related guarantees or security documents to the description of such securities contained in the applicable prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents, as evidenced in an Officers' Certificate; and

  •
  Make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the holders' rights in any material respect.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  Change the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  Reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  Reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  Reduce the principal amount of discount securities payable upon acceleration of maturity;

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  Waive a default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  Make the principal of or interest, if any, on any debt security payable in a currency other than that stated in the debt security;

  •
  Make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  Waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future stockholder, officer, director or employee of ours or any successor corporation in their capacity as such shall have any liability for any of our obligations under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning our Relationship with the Trustee

        From time to time, we and our subsidiaries may maintain ordinary banking and credit relationships with Wilmington Trust, National Association and its affiliates.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC the form of warrant agreement to be entered into by us and a warrant agent, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

        The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and other documents applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and other documents that contain the terms of the warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  The offering price and aggregate number of warrants offered;

  •
  The currency for which the warrants may be purchased;

  •
  If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  If applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  The terms of our rights to redeem or sell the warrants;

  •
  Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  The dates on which the right to exercise the warrants will commence and expire;

  •
  The manner in which the warrant agreements and warrants may be modified;

  •
  A discussion of certain U.S. federal income tax consequences of holding or exercising the warrants;

  •
  The terms of the securities issuable upon exercise of the warrants;

  •
  The identity of the warrant agent; and

  •
  Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock.

        The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50 million.

        Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to a report that we file with the SEC incorporated by reference herein.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts. The applicable prospectus supplement will describe the terms of the stock purchase contracts.

        A copy of the form of any agreement governing the stock purchase contracts will be included as an exhibit to a report that we file with the SEC incorporated by reference herein.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the other securities described in this prospectus, in any combination. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

        A copy of the form of any unit agreement governing the units will be included as an exhibit to a report that we file with the SEC incorporated by reference herein.

 PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus in any of the following ways:

  •
  directly to one or more purchasers;

  •
  through agents (who may act on a best efforts basis);

  •
  in connection with a remarketing of the securities;

  •
  through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods of sale.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Counsel for any underwriters, agents or dealers will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Walter Energy, Inc. appearing in Walter Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Walter Energy, Inc.'s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$290,500
Trustee's Fees and Expenses		(1)
Printing Expenses		(1)
Rating Agency Fees		(1)
Accounting Fees and Expenses		(1)
FINRA Filing Fees		(1)
Legal Fees and Expenses		(1)
Listing Fees		(1)
Miscellaneous		(1)
Total		$(1)

(1)
Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of securities.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware

Delaware Corporation Registrants

        Walter Energy, Inc., J. W. Walter, Inc., Walter Coke, Inc., Walter Land Company and Walter Minerals, Inc. (the "Delaware Corporation Registrants") are incorporated in the State of Delaware. Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of an action by or in the right of the corporation or a derivative action, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL. The Company carries directors' and officers' liability insurance that covers certain liabilities and expenses of its directors and officers. The Company has also entered into individual indemnification agreements with each of its directors.

        The Certificate of Incorporation of the Company provides that, to the fullest extent permitted by applicable law, the Company shall indemnify any current or former director, officer, employee or agent against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party's position with the Company or by reason of the fact that such indemnified party is or was serving, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation provides that the Company shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred.

        Article IV of the By-Laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL. Article IV of the By-Laws also provides that the Company shall, from time to time, advance to any current or former director or officer or other person entitled to indemnification under the By-Laws the funds necessary for payment of defense expenses incurred.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

        Article 6 of the Certificate of Incorporation provides for the elimination of personal liability of the Company's directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

        The other Delaware Corporation Registrants have provisions in their certificates of incorporation and/or bylaws that are similar to the foregoing provisions in the Company's Certificate of Incorporation and By-Laws.

Delaware LLC Registrants

        Atlantic Development and Capital, LLC, Atlantic Leaseco, LLC, Maple Coal Co., LLC, Walter Black Warrior Basin LLC, Walter Energy Holdings, LLC, Walter Exploration & Production LLC and Walter Natural Gas, LLC (the "Delaware LLC Registrants") are organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, as amended, grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreements of the Delaware LLC Registrants generally provide that the company shall indemnify the member and each officer of the company with respect to claims arising out of or incidental to the business or activities related to the limited liability company, if such indemnitee's conduct did not constitute bad faith, gross negligence or willful misconduct. The limited liability company agreements of the Delaware LLC Registrant's generally provide that the company shall indemnify the member and each officer of the company with respect to any act or omission by the member or officer in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of the limited liability company agreement on the part of the member or officer.

Alabama

        Blue Creek Coal Sales, Inc., Jim Walter Resources, Inc., Taft Coal Sales & Associates, Inc. and Tuscaloosa Resources, Inc. (the "Alabama Registrants") are each incorporated under the laws of the State of Alabama.

        The Alabama Business and Nonprofit Entity Code (the "Entities Code") provides that a corporation may indemnify current or former directors, officers, employees or agents against liability incurred in a proceeding if such person (i) conducted himself in good faith, (ii) reasonably believed (A) in the case of conduct in such person's official capacity with the corporation, that the conduct was in its best interests and (B) in all other cases, that the conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. The Entities Code provides termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that such person did not meet the required standard of conduct. Except pursuant to court order, a corporation may not indemnify a director, officer or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

        The Entities Code provides that a corporation shall indemnify a director, officer, employee or agent who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding, where such person was a party because such person is or was a director, officer, employee or agent of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that such person was not successful on any other claim, issue or matter in any proceeding.

        The Entities Code provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if (i) such person furnishes the corporation (A) a written affirmation of good faith belief that such person has met the standard of conduct required for indemnification, and (B) a written undertaking, executed personally or on such person's behalf, to repay the advance if it is ultimately determined that such person did not meet the standard of conduct for, or is not otherwise entitled to, indemnification, unless indemnification is approved by a court in accordance with the provisions of the Entities Code, and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Entities Code.

        A director, officer, employee or agent of a corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding, or may file an action therefor in another court of competent jurisdiction if the court has jurisdiction over the corporation and the corporation is a party to the proceeding. The court may order indemnification if it determines the director or officer (i) is entitled to mandatory indemnification under the Entities Code, in which case the court shall also order the corporation to pay such person's reasonable expenses incurred to obtain court-ordered indemnification, or (ii) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the standard of conduct required for indemnification in the Entities Code or was adjudged liable to the corporation for receiving an improper benefit, but if such person was adjudged so liable the indemnification is limited to reasonable expenses incurred.

        In addition to providing indemnification, a corporation may purchase and maintain insurance, or furnish similar protection on behalf of individuals who are or were directors, officers, employees, or agents of the corporation, or who, while a director, officer, employee, or agent of the corporation, serve or served in similar capacities (including as trustees of entities or employee benefit plans) of other entities at the request of the corporation, regardless of whether the corporation would have the authority to provide indemnification for the conduct for which insurance is provided.

        Any indemnification, or advance for expenses, authorized under the Entities Code shall not be deemed exclusive of and shall be in addition to that which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

        The bylaws of each of the Alabama Registrants provide that such corporation shall indemnify all current or former directors or officers of such corporation to the fullest extent provided by Alabama law (expressly including, except in the case of Jim Walter Resources, Inc., the advancement of defense expenses as incurred) and such corporations may, at the discretion of its board of directors, indemnify current or former employees or agents. In addition, the articles of incorporation of Blue Creek Coal Sales, Inc. provide that such corporation shall indemnify its directors, officers, employees and agents to the extent permitted by Alabama law.

        The Entities Code also provides that a corporation may include provisions in its articles of incorporation eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which such director is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) the authorization of unlawful distributions in violation of the provisions of the Entities Code relating thereto, (iv) an intentional violation of criminal law, or (v) a breach of the director's duty of loyalty to the corporation or its shareholders. Taft Coal Sales & Associates, Inc. has included such a provision in its articles of incorporation.

ITEM 16.    EXHIBITS

1.1	*	Form of Underwriting Agreement.

3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company on April 23, 2009).

3.2		Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company on February 23, 2012).

4.1		Form of Indenture (filed herewith).

4.2	*	Form of Debt Securities.

4.3	*	Form of Warrant Agreement.

4.4	*	Form of Warrant Certificate.

4.5	*	Form of Depositary Agreement.

4.6	*	Form of Purchase Contract Agreement.

4.7	*	Form of Unit Agreement.

4.8		Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-1, filed on May 2, 1995).

4.9	*	Form of Certificate of Designations for Preferred Stock

4.10	*	Form of Preferred Stock Share Certificate

5.1		Opinion of Simpson Thacher & Bartlett LLP (filed herewith).

5.2		Opinion of Bradley Arant Boult Cummings LLP (filed herewith).

12.1		Computation of ratios of earnings to fixed charges and preferred stock dividends (filed herewith).

23.1		Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.3		Powers of Attorney (included on the signature pages).

25.1		Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities (filed herewith).

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.    UNDERTAKINGS

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Energy, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Executive Vice President, General Counsel and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ WALTER J. SCHELLER III Walter J. Scheller III, Chief Executive Officer (Principal Executive Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Chief Accounting Officer (Principal Accounting Officer)
/s/ JERRY W. KOLB Jerry W. Kolb, Director
/s/ PATRICK A. KRIEGSHAUSER Patrick A. Kriegshauser, Director
/s/ JOSEPH B. LEONARD Joseph B. Leonard, Director
/s/ GRAHAM MASCALL Graham Mascall, Director
/s/ BERNARD G. RETHORE Bernard G. Rethore, Director
/s/ MICHAEL T. TOKARZ Michael T. Tokarz, Chairman and Director
/s/ A.J. WAGNER A.J. Wagner, Director
/s/ MARY R. "NINA" HENDERSON Mary R. "Nina" Henderson, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Atlantic Development and Capital, LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ DANNY L. STICKEL Danny L. Stickel, President (Principal Executive Officer), Manager
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Atlantic Leaseco, LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ DANNY L. STICKEL Danny L. Stickel, President (Principal Executive Officer), Manager
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

J.W. Walter, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial and Accounting Officer), Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Maple Coal Co., LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ DANNY L. STICKEL Danny L. Stickel, President (Principal Executive Officer), Manager
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Black Warrior Basin LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ ROBERT SINGLETON Robert Singleton, President and General Manager (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial and Accounting Officer), Manager
/s/ CAROL W. FARRELL Carol W. Farrell, Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Coke, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ CAROL W. FARRELL Carol W. Farrell, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Energy Holdings, LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ MICHAEL GRIFFIN Michael Griffin, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Manager
/s/ MICHAEL R. HURLEY Michael R. Hurley, Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Exploration & Production LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ ROBERT SINGLETON Robert Singleton, President and General Manager (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Manager
/s/ RICHARD A. DONNELLY Richard A. Donnelly, Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Land Company
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial and Accounting Officer), Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Minerals, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ DANNY L. STICKEL Danny L. Stickel, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Accounting Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Walter Natural Gas, LLC
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ ROBERT SINGLETON Robert Singleton, President and Chief Operating Officer (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Accounting Officer), Manager
/s/ RICHARD A. DONNELLY Richard A. Donnelly, Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Blue Creek Coal Sales, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ MICHAEL MADDEN Michael Madden, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Jim Walter Resources, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ RICHARD DONNELLY Richard Donnelly, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Taft Coal Sales & Associates, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ DANNY L. STICKEL Danny L. Stickel, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of November 12th, 2014.

Tuscaloosa Resources, Inc.
By:	/s/ EARL H. DOPPELT
	Name:	Earl H. Doppelt
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter J. Scheller III, William G. Harvey, Earl H. Doppelt and Michael D. Griffin, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November, 2014 by the following persons in the capacities indicated:

/s/ DANNY L. STICKEL Danny L. Stickel, President (Principal Executive Officer)
/s/ KEVIN M. HARRIGAN Kevin M. Harrigan, Controller (Principal Financial Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director